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                                                                Exhibit (k)(iii)

                                                                  March 28, 2005

To the Managers of:
         CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC CSFB Alternative Capital Event Driven Institutional Fund, LLC
         CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC CSFB Alternative Capital Tactical Trading Institutional Fund, LLC CSFB Alternative Capital Relative Value Institutional Fund, LLC CSFB Alternative Capital Multi-Strategy Master Fund, LLC
         CSFB Alternative Capital Event Driven Master Fund, LLC
         CSFB Alternative Capital Long/Short Equity Master Fund, LLC
         CSFB Alternative Capital Tactical Trading Master Fund, LLC
         CSFB Alternative Capital Relative Value Master Fund, LLC
11 Madison Avenue
New York, NY 10010

Re:  Expense Limitation Agreement

     With reference to each Investment Management Agreement proposed to be entered into by CSFB Alternative Capital, Inc. (the "Adviser") and each of CSFB Alternative Capital Multi-Strategy Master Fund, LLC, CSFB Alternative Capital Event Driven Master Fund, LLC, CSFB Alternative Capital Long/Short Equity Master Fund, LLC, CSFB Alternative Capital Tactical Trading Master Fund, LLC and CSFB Alternative Capital Relative Value Master Fund, LLC (the "Master Funds"), and with reference to each Services Agreement proposed to be entered into by the Adviser and each of CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC, CSFB Alternative Capital Event Driven Institutional Fund, LLC, CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC, CSFB Alternative Capital Tactical Trading Institutional Fund, LLC, CSFB Alternative Capital Relative Value Institutional Fund, LLC (the "Institutional Feeder Funds" and together with the Master Funds, the "Funds"),we hereby notify you as follows:

     1. Through July 31, 2006, the Adviser agrees to waive its management fee for a Master Fund and, to the extent necessary, bear other expenses, to limit the total annualized expenses (excluding fees and expenses of underlying funds) of each Institutional Feeder Fund of the Master Fund to the amount of 1.75% of net assets attributable to beneficial interests in each Institutional Feeder Fund.

     2. After July 31, 2006, this Expense Limitation Agreement shall automatically renew for one-year terms and may be terminated by the Adviser, the Institutional Feeder Funds or the Master Funds upon sixty (60) days' prior written notice to the other party.

     3. The Adviser shall be permitted to recover expenses it has borne subsequent to the effective date of this agreement (whether through reduction of its management fee or otherwise) in later periods to the extent that a Fund's expenses fall below the annual rates set forth above.

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Provided, however, that a Fund is not obligated to pay any such deferred fees more than one year after the end of the fiscal year in which the fee was deferred.

     4. During the periods covered by this letter agreement, the expense limitation arrangement set forth above for each of the Funds may only be modified by a majority vote of the "non-interested" Managers of the Funds (as defined under the Investment Company act of 1940, as amended (the "1940 Act") affected.

     5. We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-2 for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-2 and/or the 1940 Act, and expressly permit you to do so.

                                       Very truly yours,

                                       CSFB ALTERNATIVE CAPITAL, INC.

                                       By:    /s/ James H. Vos
                                              ----------------------------------
                                       Name:  James H. Vos
                                       Title: Managing Director

ACCEPTED AND AGREED TO ON BEHALF OF:

         CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC CSFB Alternative Capital Event Driven Institutional Fund, LLC CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC CSFB Alternative Capital Tactical Trading Institutional Fund, LLC CSFB Alternative Capital Relative Value Institutional Fund, LLC CSFB Alternative Capital Multi-Strategy Master Fund, LLC CSFB Alternative Capital Event Driven Master Fund, LLC CSFB Alternative Capital Long/Short Equity Master Fund, LLC CSFB Alternative Capital Tactical Trading Master Fund, LLC CSFB Alternative Capital Relative Value Master Fund, LLC

By:         /s/ Stacie Yates
            ---------------------------------
Name:       Stacie Yates
Title:      Secretary

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